Exhibit 99.1


              Exhibit 8.3 to the Registration Statement on Form S-4
                          (Registration No. 333-69004)

                              [Form of Tax Opinion]

               [Kramer Levin Naftalis & Frankel LLP Letterhead]



Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, Pennsylvania 19355-2120

[Month] [Day], 2001

Ladies and Gentlemen:

            We have acted as tax counsel to Vishay Intertechnology, Inc. ("Parent"), a Delaware corporation, in connection with the proposed merger (the "Merger") of Vishay Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of Parent, with and into General Semiconductor, Inc. ("Company"), a Delaware corporation, with Company surviving the Merger. The Merger will be consummated pursuant to the Agreement and Plan of Merger, dated as of July 31, 2001, by and among Parent, Merger Sub, and Company (the "Merger Agreement"). All capitalized terms, unless otherwise defined, have the meanings assigned to them in the Merger Agreement.

            Pursuant to Section 6.02(e) of the Merger Agreement, you have requested that we render the opinion set forth below. For purposes of this opinion, we have reviewed and relied upon (i) the Merger Agreement, (ii) the Registration Statement of Parent on Form S-4 filed in connection with the Merger (the "Registration Statement"), (iii) the Joint Proxy Statement/Prospectus of Parent and Company with respect to the Merger (the "Proxy Statement/Prospectus"), and (iv) such other documents, records, and instruments as we have deemed necessary or appropriate in order to enable us to render our opinion. In addition, in rendering our opinion we have relied upon certain written statements and representations made to us by Parent, Merger Sub and Company ("Certified Representations") dated the date hereof, which we have neither investigated nor verified. We have assumed, with your consent, that all documents reviewed by us are originals or photocopies that faithfully reproduce the originals thereof and that all such documents have been or will be duly executed to the extent required. In addition, we have relied upon certain statements, representations and covenants contained in the Merger Agreement, which we have neither investigated nor verified. We have assumed that all such statements and representations are true, correct, complete and not breached, and that no actions that are inconsistent with such statements and representations will be taken. We have also assumed that all representations made in the Certified Representations "to the best knowledge of" any persons will be true, correct, and complete as if made without such qualification.

            In addition, we have assumed that (i) the Merger, if consummated, will qualify as a statutory merger under the laws of the State of Delaware; (ii) each of Parent, Merger Sub and Company will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations promulgated thereunder (the "Regulations"); and (iii) the documents and instruments referred to in the Merger Agreement are valid and binding in accordance with their terms. Any inaccuracy in, or breach of, any of the aforementioned statements, representations, and assumptions could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the "Service") by Company, Parent, Merger Sub or, we understand, any other party as to the United States federal income tax consequences of any aspect of the Merger. The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will agree with such opinion.

            In rendering our opinion, we have considered applicable provisions of the Code, the Regulations, pertinent judicial authorities, rulings of the Service and such other authorities as we considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive affect. A material change in any of the authorities upon which our opinion is based could adversely affect our opinion.

            Based upon and subject to the foregoing as well as the limitations set forth below, it is our opinion, under presently applicable United States federal income tax law, that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code.

            No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax consequences of the Merger under any state, local or non-U.S. tax law. Furthermore, our opinion is based on current United States federal income tax law and administrative interpretations, and we do not undertake to advise you as to any changes after the date hereof in federal income tax law or administrative interpretations that may affect our opinion unless we are specifically asked to do so.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The giving of this consent, however, does not constitute an admission that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of such Act.

            This opinion is being delivered to you as contemplated by the terms of the Merger Agreement and, except as set forth above, may not be circulated, quoted or otherwise referred to for any other purpose without our written consent.

                                    Very truly yours,



                                    -------------------------------------
                                    Kramer Levin Naftalis & Frankel LLP